Exhibit 107
CALCULATION OF FILING FEE TABLE
S-3
(Form Type)

UMH Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid		—	—	—	—	—	—	—	—
Fees Previously Paid		—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, $0.10 par value per share	415(a)(6)	$44,621,570.00		$44,621,570.00		—	S-3	333-272051	05/18/2023	$6,586.14
	Total Offering Amounts						$44,621,570.00		$0.00
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fee Due								$0.00

1
The registrant has previously registered securities under a Registration Statement on Form S-3ASR (Registration No. 333-272051), filed with the Securities and Exchange Commission on May 18, 2023 (the “Prior Registration Statement”), which became effective automatically upon filing. The registrant previously paid filing fees in connection with offerings made pursuant to the Prior Registration Statement, including an offering of up to $150,000,000 of shares of common stock by means of a 424(b)(5) prospectus supplement, dated September 16, 2024, in connection with which the registrant paid filing fees of $22,140.

As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $44,621,570 remain unsold under the Prior Registration Statement.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include the shares of common stock that remain unsold under the Prior Registration Statement, and $6,586.14 of the registration fees previously paid with respect to the common stock that remains unsold under the Prior Registration Statement will continue to be applied to such securities. Pursuant to Rule 415(a)(6), the offering of the shares of common stock that remain unsold under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.